EXHIBIT 10.1


                     SERIES D CONVERTIBLE PREFERRED STOCK

                         SECURITIES PURCHASE AGREEMENT

                           DATED AS OF JULY 29, 1999

                                BY AND BETWEEN

                              VANTAS INCORPORATED

                                      AND

                            RSI I/O HOLDINGS, INC.



                               TABLE OF CONTENTS

SECTION                                                                     PAGE

SECTION 1    Definitions .....................................................2
             1.1      Defined Terms ..........................................2

SECTION 2    Purchase and Sale ...............................................6

             2.1      Authorization of Series D Preferred Stock. .............6
             2.2      Purchase and Sale. .....................................6

SECTION 3    Closing Date; Delivery ..........................................6
             3.1      Closing Date. ..........................................6
             3.2      Purchaser Closing Deliveries. ..........................6
             3.3      Company Closing Deliveries .............................6

SECTION 4    Representations and Warranties of the Company ...................7
             4.1      Organization, Good Standing and Qualification. .........7
             4.2      Capitalization. ........................................8
             4.3      Subsidiaries. ..........................................9
             4.4      Authorization. ........................................10
             4.5      Governmental Consents. ................................10
             4.6      Litigation. ...........................................10
             4.7      Certain Events, Insurance. ............................11
             4.8      Patents and Trademarks. ...............................11
             4.9      Compliance with Other Instruments and
                      Legal Requirements. ...................................12
             4.10     Material Agreements. ..................................12
             4.11     Disclosure. ...........................................13
             4.12     Registration Rights ...................................13
             4.13     Real Property. ........................................13
             4.14     Tangible Personal Property. ...........................14
             4.15     Environmental Matters. ................................15
             4.16     Financial Statements. .................................16
             4.17     Changes. ..............................................16
             4.18     ERISA. ................................................17
             4.19     Taxes. ................................................18
             4.20     Insurance. ............................................19
             4.21     Minute Books. .........................................19
             4.22     Labor Agreements and Actions. .........................20
             4.23     Brokers'Fees. .........................................20
             4.24     Not an Investment Company. ............................20
             4.25     Use of Proceeds .......................................20
             4.26     Y2K Compliance ........................................20

SECTION 5    Representations, Warranties and Covenants of the Purchaser .....20
             5.1      Accredited Investor; Experience; Risk. ................21
             5.2      Investment. ...........................................21
             5.3      Legends; Opinion Requirement. .........................21
             5.4      Authorization. ........................................22
             5.5      Governmental Consents. ................................22
             5.6      Brokers'Fees. .........................................22
             5.7      Beneficial Ownership ..................................23

SECTION 6    Covenants ......................................................23
             6.1      Publicity. ............................................23
             6.2      Confidentiality. ......................................23
             6.3      Register of Securities. ...............................23
             6.4      Removal of Legend. ....................................23
             6.5      Additional Agreements. ................................24

SECTION 7    Conditions to Closing of the Purchaser .........................24
             7.1      Representations and Warranties Correct. ...............24
             7.2      Covenants. ............................................25
             7.3      Opinion of Company's Counsel. .........................25
             7.4      No Material Adverse Effect. ...........................25
             7.5      Amended and Restated Articles and Certificates
                      of Designation. .......................................25
             7.6      Stockholders'Agreement ................................25
             7.7      Senior Credit Facility ................................25
             7.8      State Securities Laws .................................25
             7.9      Certificates. .........................................25
             7.10     Hart-Scott-Rodino .....................................25

SECTION 8    Conditions to Closing of the Company ...........................26
             8.1      Representations. ......................................26
             8.2      Covenants. ............................................26
             8.3      Stockholders'Agreement. ...............................26
             8.4      Hart-Scott-Rodino. ....................................26

SECTION 9    Miscellaneous ..................................................26
             9.1      Amendment; Waiver. ....................................26
             9.2      Notices. ..............................................26
             9.3      Survival of Representations and Warranties. ...........28
             9.4      Severability. .........................................28
             9.5      Successors and Assigns. ...............................28
             9.6      Entire Agreement. .....................................29
             9.7      CHOICE OF LAW. ........................................29
             9.8      Counterparts. .........................................29
             9.9      Costs and Expenses. ...................................29
             9.10     Indemnification. ......................................29
             9.11     Limits on Liability. ..................................30
             9.12     Further Assurances ....................................30

EXHIBIT A         -        Amended and Restated Articles
EXHIBIT B         -        Series A Certificate of Designation
EXHIBIT C         -        Series B Certificate of Designation
EXHIBIT D         -        Series C Certificate of Designation
EXHIBIT E         -        Series D Certificate of Designation
EXHIBIT F         -        Series E Certificate of Designation
EXHIBIT G         -        Stockholders' Agreement
EXHIBIT H         -        Form of Opinion of Company Counsel
EXHIBIT I         -        Form of Opinion of Nevada Company Counsel


                             VANTAS INCORPORATED
                        SECURITIES PURCHASE AGREEMENT
                     SERIES D CONVERTIBLE PREFERRED STOCK

         SECURITIES PURCHASE AGREEMENT dated as of July 29, 1999 (this "Agreement"), between VANTAS INCORPORATED, a Nevada corporation (the "Company") and RSI I/O Holdings, Inc., a Delaware corporation (the "Purchaser").

                                   RECITALS

         WHEREAS, the Company is offering (the "Offering") shares of its Series D Convertible Preferred Stock, par value $.01 per share (the "Series D Preferred Stock") to the Purchaser pursuant to existing preemptive rights contained in the Stockholders Agreement (as defined below); and

         WHEREAS, the Company and the Purchaser desire to enter into an Agreement pursuant to which the Purchaser will purchase, and the Company will sell, 3,347,961 shares of Series D Preferred Stock (the "Shares").

         Accordingly, the parties hereto agree as follows:

SECTION 1      Definitions

          1.1  Defined Terms.  The following terms are defined as follows:

         "Affiliate" means, with respect to any Person, (i) any Person that directly or indirectly Controls, is Controlled by, or is under common Control with, such Person, and (ii) any executive officer (as such term is defined by Rule 501 promulgated under the Securities Act) or director (or individual with a similar capacity) of such Person.

         "Amended and Restated Articles" means the Amended and Restated Articles of Incorporation of the Company, in the form of Exhibit A annexed, and to be filed in the Office of the Secretary of State of Nevada on or before the Closing Date.

         "Code" means the Internal Revenue Code of 1986 (or any successor thereto), as amended from time to time.

         "Control" means the power to direct the management and policies of any Person whether through voting control, by contract or otherwise, and the terms "Controls" and "Controlled" shall have the correlative meanings.

         "Controlled Group" means, as to the Company, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) that are under common control with the Company which, together with the Company, are treated as a single employer under Section 414(b), (c),
(m), or (o) of the Code.

         "Environmental Law" means any foreign, federal, state or local statute, regulation, ordinance or rule of common law as now or hereafter in effect in any way relating to the protection of human health and safety or the environment including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss.ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. ss.ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss.ss. 6901 et seq.), the Clean Water Act (33 U.S.C. ss.ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss.ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. ss. 260 1 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss.ss. 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. ss.ss. 651 et seq.) and the regulations promulgated pursuant thereto.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulation promulgated thereunder.

         "ERISA Event" means, as to the Company, (i) a Reportable Event (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under regulations issued under Section 4043 of ERISA), (ii) the withdrawal of the Company or any member of its Controlled Group from a Plan during a plan year in which it was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under
Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC, (v) the failure to make required contributions that would result in the imposition of a Lien under Section 412 of the Code or Section 302 of ERISA, or (vi) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or the imposition of any liability under Title IV or ERISA other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

         "Hazardous Material" means any substance, material or waste that is regulated by the United States, the foreign jurisdictions in which the Company or any of its Subsidiaries conducts business, or any state or local governmental authority including, without limitation, petroleum and its by-products, asbestos, and any material or substance that is defined as a "hazardous waste," "hazardous substance," "hazardous material," "restricted hazardous waste," "industrial waste," "solid waste," "contaminant," "pollutant," "toxic waste" or "toxic substance" under any provision of Environmental Law.

         "Lien" means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

         "Loan Documents" means the Credit Agreement, dated as of January 16, 1997, and Amended and Restated as of November 6, 1998, and amended by an Amendment, Consent and Waiver dated as of December 30, 1998, and further amended by a Consent and Waiver dated as of June 1, 1999, by and among the Company, the banks party thereto from time to time and Paribas, as Agent, and each of the other agreements entered into in connection therewith, as the same may be amended from time to time.

         "Multiemployer Plan" means, as to the Company, at any time, a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Company or any member of its Controlled Group is making, or is obligated to make, contributions or has made, or been obligated to make, contributions.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permits" means any approvals, authorizations, consents, licenses, permits or certificates.

         "Permitted Exceptions" means (i) statutory Liens for current taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve is established therefor; (ii) mechanics', carriers', workers', repairers' and similar Liens arising, or incurred, in the ordinary course of business that are not material to the business, operations and financial condition of the property so encumbered or the Company or any of its Subsidiaries; (iii) zoning, entitlement and other land use and environmental regulations by any governmental body, provided that such regulations have not been violated; and (iv) such other imperfections in title, charges, easements, restrictions and encumbrances that do not materially detract from the value of or materially interfere with the present use of any Company Property (as hereinafter defined) subject thereto or affected thereby.

         "Person" means an individual, partnership, limited liability company, corporation, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "Plan" means, with respect to the Company or any member of its Controlled Group, at any time, an employee pension benefit plan, as defined in
Section 3(2) of ERISA (including a Multiemployer Plan), that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is maintained for the employees of the Company or any member of its Controlled Group.

         "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal or leaching into the indoor or outdoor environment, or into or out of any property.

         "Remedial Action" means all actions to (x) clean up, remove, treat or in any other way address any Hazardous Material; (y) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (z) perform pre-remedial studies and investigations or post-remedial monitoring and care.

         "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

         "Series A Certificate of Designation" means the Fifth Amended and Restated Certificate of Designation of Series A Preferred Stock, in the form of Exhibit B annexed, and to be filed in the Office of the Secretary of State of Nevada on or before the Closing Date.

         "Series A Preferred Stock" shall mean the Company's Series A Convertible Preferred Stock, par value $.01 per share, having the rights, preferences, privileges and restrictions set forth in the Series A Certificate of Designation.

         "Series B Certificate of Designation" means the Second Amended and Restated Certificate of Designation of Series B Preferred Stock, in the form of Exhibit C annexed, and to be filed in the Office of the Secretary of State of Nevada on or before the Closing Date.

         "Series B Preferred Stock" shall mean the Company's Series B Convertible Preferred Stock, par value $.01 per share, having the rights, preferences, privileges and restrictions set forth in the Series B Certificate of Designation.

         "Series C Certificate of Designation" means the Amended and Restated Certificate of Designation of Series C Preferred Stock, in the form of Exhibit D annexed, and to be filed in the Office of the Secretary of State of Nevada on or before the Closing Date.

         "Series C Preferred Stock" shall mean the Company's Series C Convertible Preferred Stock, par value $.01 per share, having the rights, preferences, privileges and restrictions set forth in the Series C Certificate of Designation.

         "Series D Certificate of Designation" means the Certificate of Designation of Series D Preferred Stock, in the form of Exhibit E annexed, and to be filed in the Office of the Secretary of State of Nevada on or before the Closing Date.

         "Series D Preferred Stock" shall mean the Company's Series D Convertible Preferred Stock, par value $.01 per share, having the rights, preferences, privileges and restrictions set forth in the Series D Certificate of Designation.

         "Series E Certificate of Designation" means the Certificate of Designation of Series E Preferred Stock, in the form of Exhibit F annexed, and to be filed in the Office of the Secretary of State of Nevada on or before the Closing Date.

         "Series E Preferred Stock" shall mean the Company's Series E Convertible Preferred Stock, par value $.01 per share, having the rights, preferences, privileges and restrictions set forth in the Series E Certificate of Designation.

         "Stockholders Agreement" means the Fifth Amended and Restated Stockholders Agreement, in the form of Exhibit G annexed, to be executed on or before the Closing Date.

         "Subsidiary" means any corporation, partnership or other entity of which a majority of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by the Company.

SECTION 2      Purchase and Sale

         2.1 Authorization of Series D Preferred Stock. On or prior to the Closing (as hereinafter defined), the Company shall authorize the creation of the Series D Preferred Stock, and the issuance and sale of at least 3,347,961 shares of Series D Preferred Stock.

         2.2 Purchase and Sale. In reliance on the representations and warranties of the parties contained herein and subject to the terms and conditions hereof, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, on the Closing Date, 3,347,961 Shares, at a purchase price equal to $5.25 per Share, for an aggregate purchase price of $17,576,795.25.

SECTION 3      Closing Date; Delivery

         3.1 Closing Date. Subject to the terms and conditions contained herein, the closing of the transaction contemplated by this Agreement (the "Closing") shall be held at the offices of the Company in New York, New York, on the first business day after the satisfaction or waiver of the closing conditions contained in Sections 7 and 8, or on such date or at such location as the Company shall reasonably specify (the "Closing Date").

         3.2   Purchaser Closing Deliveries.   At the Closing, the Purchaser
shall execute and deliver to the Company, each in form and substance reasonably satisfactory to the Company and its counsel, the following:

         (a) the full purchase price of the Shares by certified check or wire transfer to an account designated by the Company; and

         (b)   the Stockholders' Agreement.

         3.3 Company Closing Deliveries. At the Closing, the Company shall execute and deliver to the Purchaser, each in form and substance reasonably satisfactory to the Purchaser and its counsel, the following:

         (a) a certificate evidencing the Shares registered in the Purchaser's name;

         (b) an opinion of Morrison Cohen Singer & Weinstein, LLP, counsel to the Company, and an opinion of Robison, Belaustegui, Robb & Sharp, counsel to the Company with respect to matters of Nevada law, dated as of the Closing Date, as required pursuant to Section 7.3;

         (c) the Stockholders' Agreement, duly executed by all required parties;

         (d) the consent of Paribas to the transaction contemplated by this Agreement and the commitment letter from Paribas with respect to the increase of the Company's credit facility;

         (e) copies of the resolutions of the Company's stockholders and board of directors authorizing the transaction contemplated by this Agreement;

         (f) a good standing certificates of the Company in its jurisdiction of incorporation dated not more than 10 days prior to the Closing Date;

         (g) the certificate with respect to representations and warranties and covenants of the Company and Material Adverse Effects required under
Section 7.9;

         (h) a schedule indicating each securityholder of the Company who owns 2% or more of Common Stock Equivalents (as defined in the Stockholders' Agreement) prior to giving effect to the purchase of the Series D Preferred Stock pursuant to this Agreement;

         (i)   Form D; and

         (j)   New York state blue sky filing documents.

SECTION 4      Representations and Warranties of the Company

         The Company hereby represents and warrants to, and agrees with, the Purchaser as follows:

         4.1 Organization, Good Standing and Qualification. Except as set forth in Schedule 4.1, each of the Company and its Subsidiaries (i) is an entity duly organized, validly existing and, except as set forth in Schedule 4.1, in good standing under the laws of the jurisdiction of its organization,
(ii) has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted, and (iii) is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify could reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or any of its Subsidiaries (a "Material Adverse Effect").

         4.2   Capitalization.

         (a) After giving effect to the filing with the Secretary of State of Nevada of the Amended and Restated Articles, the Series A Certificate of Designation, the Series B Certificate of Designation, the Series C Certificate of Designation, the Series D Certificate of Designation, and the Series E Certificate of Designation, and the execution of the Stockholders Agreement, the authorized capital stock of the Company consists of 41,000,000 shares of Class A common stock, par value $.01 per share (the "Class A Common Stock"), 20,000,000 shares of Class B common stock, par value $.01 per share (the
"Class B Common Stock", and together with the Class A Common Stock, the
"Common Stock"), and 31,000,000 shares of preferred stock, par value $.01 per share, of which (i) 7,574,711 shares have been designated as Series A
Preferred Stock, (ii) 3,222,851 shares have been designated as Series B Preferred Stock, (iii) 13,325,424 shares have been designated as Series C Preferred Stock, (iv) 5,200,000 shares have been designated as Series D Preferred Stock and (v) 1,000,000 shares have been designated as Series E Preferred Stock. There are 4,901,868 shares of Class A Common Stock issued and outstanding, zero shares of Class B Common Stock issued and outstanding, 7,574,711 shares of Series A Preferred Stock issued and outstanding, 3,222,851 shares of Series B Preferred Stock issued and outstanding, and 13,325,424 shares of Series C Preferred Stock issued and outstanding. Schedule 1 to the Stockholders' Agreement lists the names of the owners of an aggregate of 2,705,191 shares of Class A Common Stock issued and outstanding, each of whom is a party to the Stockholders' Agreement. The other 2,196,677 shares of the Class A Common Stock issued and outstanding are held by shareholders who are not parties to the Stockholders' Agreement. Schedule 4.2 lists the options ("Options") and warrants ("Warrants") of the Company issued and outstanding as of the date of this Agreement. The Company has reserved for issuance (A) 3,347,961 shares of Series D Preferred Stock to be potentially issued pursuant to this Agreement, (B) 7,574,711 shares of Common Stock to be issued upon conversion of the authorized shares of Series A Preferred Stock, (C) 3,222,851 shares of Common Stock to be issued upon conversion of the authorized shares of Series B Preferred Stock, (D) 13,325,424 shares of Common Stock to be issued upon conversion of the authorized Series C Preferred Stock, (E) 5,200,000 shares of Common Stock to be issued upon conversion of the authorized Series D Preferred Stock, (F) 1,000,000 shares of Common Stock to be issued upon conversion of the authorized Series E Preferred Stock, (G) 2,913,456 shares of Common Stock to be issued upon exercise of the issued and outstanding Options and Warrants (exclusive of Options issued under the Company's 1996 Stock Option Plan (the "1996 Option Plan") and 1999 Stock
Option Plan (the "1999 Option Plan" and together with the 1996 Option Plan, the "Option Plans")), and (H) 1,224,250 and 1,638,000 shares of Common Stock to be issued upon exercise of any options to purchase Common Stock which have been issued under the 1996 Stock Option Plan and 1999 Stock Option Plan, respectively. Except for a Subordinated Promissory Note, dated as of May 21, 1999, made by the Company in favor of Reckson Service Industries, Inc. (the "RSI Note"), and except as set forth in this Section 4.2(a) or on Schedule
4.2, there are no outstanding securities of the Company convertible into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company, there are no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other agreements of any character obligating the Company to issue any shares of its capital stock or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock, and upon execution of this Agreement and the related agreements contemplated hereby, there are no agreements or understandings with respect to the voting, sale, transfer, preemptive rights, rights of first refusal, rights of first offer, proxy or registration of any shares of capital stock of the Company, other than the RSI Note and the Stockholders Agreement. No outstanding options, warrants or other securities exercisable for or convertible into shares of capital stock of the Company require anti-dilution adjustments by reason of the consummation of the transactions contemplated hereby. Schedule 4.2(a) accurately reflects the fully diluted capitalization of the Company without giving effect to the transactions contemplated by this Agreement (it being agreed and understood that such schedule may not accurately list all holders of record of shares of the Company's capital stock).

         (b) The issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable. The Shares to be issued pursuant to this Agreement, upon delivery to the Purchaser of the certificate therefor against payment in accordance with the terms of this Agreement, and the shares of Common Stock issuable upon conversion of the Series D Preferred Stock in accordance with the Series D Certificate of Designation (i) will be validly issued, fully paid and nonassessable, (ii) will be free and clear of all Liens, other than any created by the holder thereof and the restrictions imposed by the Stockholders' Agreement and (iii) assuming that the representations of the Purchaser in Section 5 hereof are true and correct, will be issued in compliance with all applicable federal and state securities laws, as presently in effect.

         (c) Giving effect to the Closing, (i) the Adjusted Fully Diluted Capital and the Fully Diluted Capitalization of the Company (as such terms are defined in the Stockholders Agreement) are 36,510,521 shares and 38,148,521 shares, respectively, and (ii) the Shares to be issued to the Purchaser pursuant to this Agreement represent approximately 9.17% of the Adjusted Fully Diluted Capitalization of the Company. Giving effect to the Closing, and in reliance of the representation of Purchaser set forth in Section 5.7 of this Agreement, RSI Beneficial Holders will Beneficially Own (as such terms are defined in the Stockholders' Agreement) 30% of the Adjusted Fully Diluted Capitalization.

         4.3 Subsidiaries. Schedule 4.3 sets forth a complete and accurate list of all Subsidiaries of the Company, showing (as to each such Subsidiary) the date of its incorporation or formation, the jurisdiction of its incorporation or formation, the number of shares of its authorized capital stock (or other authorized equity interests) and the number and class of shares or interests thereof duly issued and outstanding. The outstanding shares of capital stock or equity interests of each Subsidiary are validly issued, fully paid and nonassessable and owned by the Company, free and clear of all Liens, except as set forth on Schedule 4.3. Except as set forth on
Schedule 4.3, there are no outstanding securities of any Subsidiary convertible into or evidencing the right to purchase or subscribe for any shares of capital stock or equity interests of any Subsidiary, there are no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other agreements of any character obligating any Subsidiary to issue any shares of its capital stock or equity interests or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock or equity interests, and there are no agreements or understandings with respect to the voting, sale, transfer, preemptive rights, rights of first refusal, rights of first offer, proxy or registration of any shares of capital stock or equity interests of any Subsidiary. The Company does not own or hold, directly or indirectly, any capital stock or equity security of, or any equity interest in, any corporation, partnership or other business entity other than the Subsidiaries as described on Schedule 4.3, and the National Sales Company (as defined in Section 4.8(b)). No Subsidiary is subject to any restrictions upon making loans or advances or paying dividends to, transferring property to or repaying any indebtedness owed to, the Company or another Subsidiary, except as provided in the Loan Documents.

         4.4 Authorization. The Company has all requisite corporate power and authority to execute and deliver this Agreement and each agreement, document or instrument adopted, entered into or delivered in connection herewith (this Agreement and all such agreements, documents and instruments are collectively referred to herein as the "Transaction Documents") and to perform its obligations thereunder. The execution, delivery and performance of each of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all necessary corporate, including stockholder, action on the part of the Company. The authorization, issuance, reservation, sale and delivery of shares of Common Stock issuable upon conversion of the Shares has been duly authorized by all necessary corporate action by the Company. Each Transaction Document has been duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by each other party thereto) constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that rights to indemnification and contribution under this Agreement or the Stockholders' Agreement may be limited by federal or state securities laws or public policy relating thereto.

         4.5 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company or any of its Subsidiaries is required in connection with the valid execution and delivery of any Transaction Document by the Company or the consummation of the transactions contemplated by any Transaction Document, except for such filings as are identified on Schedule 4.5.

         4.6 Litigation. Except as described on Schedule 4.6, there is no action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries that, if adversely determined, could reasonably be expected to have a Material Adverse Effect, nor is the Company aware that there is any basis for the foregoing. None of the matters disclosed on Schedule 4.6 questions the validity of the Transaction Documents or the right of the Company to enter into them, or to consummate the transactions contemplated thereby, or could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or any change in the current equity ownership of the Company. Except as described on Schedule 4.6, none of the Company or any of its Subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no material action, suit, proceeding or investigation by the Company or any of its Subsidiaries currently pending or that the Company or any of its Subsidiaries intends to initiate.

         4.7 Certain Events, Insurance. To the knowledge of the Company, there has been no event or accident at any premises owned or operated by the Company or any of its Subsidiaries involving personal injury or that otherwise could reasonably be expected to result in monetary liability to the Company or any of its Subsidiaries that has not been fully covered by insurance sufficient in amount to pay any and all liabilities arising therefrom or in connection therewith, subject to a reasonable deductible.

         4.8   Patents and Trademarks.

         (a) A list of all patents, patent applications, registered trademarks, trademark applications, registered copyrights and copyright applications owned by the Company or any of its Subsidiaries is set forth on
Schedule 4.8(a). Except as set forth in Section 4.8(b), the Company and its Subsidiaries have sufficient title and ownership of (or rights under license agreements to use) all patents, trademarks, service marks, trade names, copyrights, trade secrets, proprietary rights and processes (collectively, the "Intellectual Property") necessary for their businesses as now conducted and as proposed to be conducted. Except as described on Schedule 4.8(a), and as set forth in Section 4.8(b), there are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company or any of its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, proprietary rights and processes of any other Person. Except as described on Schedule 4.8(a), the Company has not received any communications alleging that the Company or any of its Subsidiaries has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, proprietary rights and processes of any other Person, nor is the Company aware of any such violations. The Company is not aware that any employees of the Company or any of its Subsidiaries are obligated under any contract or other agreement (including licenses, covenants or commitments of any nature), or subject to any judgment, decree or order of any court or administrative agency, that could interfere with the use of the employee's best efforts to promote the interests of the Company and its Subsidiaries or conflict with the business as proposed to be conducted by the Company or its Subsidiaries.

         (b) Alliance Business Centers National Sales Company, Inc. (the "National Sales Company") is a California corporation of which EOG Marketing, Inc., one of the Company's Subsidiaries ("Marketing"), Arbor National Sales, Inc., a Pennsylvania corporation ("Arbor"), and OTG, Inc., a California corporation ("OTG"), each owns one-third of the issued and outstanding capital stock. Arbor is currently the owner of the trademarks "Alliance Business Centers" and "Alliance Business Centers Network" (the "Alliance Trademarks"), more particularly identified on Schedule 4.8(b) hereto. Pursuant to the Stockholders Agreement of the National Sales Company, dated as of September 27, 1997, as amended, and executed by the National Sales Company, Marketing, Arbor and OTG, Arbor has agreed to assign the Alliance Trademarks to the National Sales Company and the National Sales Company has agreed to license the use of the Alliance Trademarks to the Company.

         4.9   Compliance with Other Instruments and Legal Requirements.

         (a) Except as set forth on Schedule 4.9, none of the Company or any of its Subsidiaries is in violation or default of any provisions of its certificate of incorporation, by-laws, or comparable organizational documents. Except as set forth on Schedule 4.9, none of the Company or any of its Subsidiaries is in violation or default in any respect under any provision, instrument, judgment, order, writ, decree, contract or agreement to which it is a party or by which it is bound or of any provision of any material federal, state or local statute, rule or regulation applicable to the Company or any of its Subsidiaries (including, without limitation, any law, rule or regulation relating to protection of the environment and the maintenance of safe and sanitary premises) except for such violations or defaults that are not reasonably likely to have a Material Adverse Effect. Except as set forth on Schedule 4.9, the execution, delivery and performance of each Transaction Document and the consummation of the transactions contemplated thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a material default under any such provision, instrument, judgment, order, writ, decree, contract or agreement, or require any consent, waiver or approval thereunder, or constitute an event that results in the creation of any Lien upon any assets of the Company or any of its Subsidiaries.

         (b) The Company and its Subsidiaries have all Permits of all governmental entities required to conduct their respective businesses as proposed to be conducted, except where the failure to hold such Permits would not be reasonably likely to have a Material Adverse Effect.

         4.10 Material Agreements. Except as set forth on Schedule 4.10, there are no material contracts, agreements, commitments, understandings or proposed transactions, whether written or oral, to which the Company or any of its Subsidiaries is a party or by which any of them is bound and under which the Company has remaining material obligations that involve or relate to: (i) any of their respective officers, directors, stockholders or partners or any Affiliate thereof; (ii) the sale of any of the assets of the Company or any of its Subsidiaries other than in the ordinary course of business; (iii) covenants of the Company or any of its Subsidiaries not to compete in any line of business or with any Person in any geographical area or covenants of any other Person not to compete with the Company or any of its Subsidiaries in any line of business or in any geographical area; (iv) the acquisition by the Company or any of its Subsidiaries of any operating business or the capital stock of any other Person; (v) the borrowing of money; (vi) the expenditure or guarantee of more than $50,000 in the aggregate or $15,000 annually or the performance by any party more than one year from the date hereof or (vii) the license of any Intellectual Property, other material proprietary right to or from the Company or any of its Subsidiaries. All such agreements are in full force and effect and are the legal, valid and binding obligation of the Company or its Subsidiaries, enforceable against them in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). None of the Company or any of its Subsidiaries is in default under any such agreements nor, to the knowledge of the Company, is any other party to any such agreements in default thereunder in any material respect.

         4.11 Disclosure. Neither this Agreement, any Schedule hereto, nor any certificates, instruments or other documents delivered by the Company or its representatives to the Purchaser in connection with this Agreement or the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact required to be contained herein or therein or necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. There are no facts known to the Company (which for purposes of this Section 4.11 shall include the executive officers of the Company) that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect that have not been set forth in the Financial Statements (as hereinafter defined) or otherwise disclosed in a Schedule hereto.

         4.12 Registration Rights . Except as provided in the Stockholders' Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback registration rights, to any Person.

         4.13  Real Property.

         (a) None of the Company or its Subsidiaries owns any real property or interests in real property. Schedule 4.13 sets forth a complete list of all real property and interests in real property leased by the Company and its Subsidiaries (individually, a "Real Property Lease" and the real properties specified in such leases, being referred to herein individually as a "Company Property" and collectively as the "Company Properties") as lessee or lessor, other than customer subleases. The Company Property constitutes all interests in real property currently used or currently held for use in connection with the business of the Company and its Subsidiaries and which are necessary for the continued operation of the business of the Company and its Subsidiaries as the business is currently conducted. The Company and its Subsidiaries have a valid and enforceable leasehold interest under each of the Real Property
Leases, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and none of the Company or any of its Subsidiaries has received any written notice of any default or event which, with notice or lapse of time, or both, would constitute a material default by the Company or any of its Subsidiaries under any of the Real Property Leases. All of the Company Property, buildings, fixtures and improvements thereon owned or leased by the Company and its Subsidiaries are in good operating condition and repair (subject to normal wear and tear, and subject to such problems in connection with dates in the year 2000 and thereafter as may arise in connection with Company Property and which are not within the control of the Company).

         (b) The Company and its Subsidiaries have all certificates of occupancy and Permits of any governmental body necessary or useful for the current use and operation of each Company Property, the Company and its Subsidiaries have fully complied with all conditions of the Permits applicable to them, and no default or violation, or event which, with the lapse of time or giving of notice or both would become a default or violation, has occurred in the due observance of any Permit, except to the extent that the failure to have all such certificates of occupancy, to fully comply with all conditions of Permits, or any such default or violation, would not have a Material Adverse Effect.

         (c) There does not exist any actual or, to the best knowledge of the Company, threatened or contemplated condemnation or eminent domain proceedings that affect any Company Property or any part thereof, which would have a Material Adverse Effect, and none of the Company or any of its Subsidiaries has received any notice, oral or written, of the intention of any governmental body or other Person to take or use all or any part thereof.

         (d) None of the Company or any of its Subsidiaries has received any written notice from any insurance company that has issued a policy with respect to any Company Property requiring performance of any structural or other repairs or alterations to such Company Property.

         (e) Except as set forth on Schedule 4.13, none of the Company or any of its Subsidiaries owns or holds, and is not obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real estate or any portion thereof or interest therein.

         4.14  Tangible Personal Property.

         (a) Each of the Company and its Subsidiaries has a valid leasehold interest under each of the leases of personal property ("Personal Property Leases") involving annual payments in excess of $15,000 relating to personal property used in the business of the Company or its Subsidiaries under which it is a lessee, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and there is no default under any Personal Property Lease by the Company or any of its Subsidiaries, to the best knowledge of the Company, by any other party thereto, and no event has occurred which, with the lapse of time or the giving of notice or both would constitute a default thereunder.

         (b) Except as set forth on Schedule 4.14, each of the Company and its Subsidiaries has good and marketable title to all of the items of tangible personal property reflected in the balance sheets referred to in Section 4.16 (except as sold or disposed of subsequent to the date thereof in the ordinary course of business consistent with past practice), free and clear of any and all Liens other than the Permitted Exceptions. All such items of tangible personal property that, individually or in the aggregate, are material to the operation of the business of the Company and its Subsidiaries are in good condition, in a state of good maintenance and repair (ordinary wear and tear excepted), and are suitable for the purposes used.

         (c) All of the items of tangible personal property used by the Company and its Subsidiaries under the Personal Property Leases are in good condition and repair (ordinary wear and tear excepted) and are suitable for the purposes used.

         4.15 Environmental Matters. Except where the failure of any the foregoing to be true and correct would not have a Material Adverse Effect:

         (a) the operations of each of the Company and its Subsidiaries are in compliance with all applicable Environmental Laws and all Permits issued pursuant to Environmental Laws or otherwise;

         (b) each of the Company and its Subsidiaries has obtained all Permits required under all applicable Environmental Laws necessary to operate its business;

         (c) none of the Company or any of its Subsidiaries is the subject of any outstanding written order, agreement or arrangement with any governmental authority or Person respecting (i) Environmental Laws, (ii) Remedial Action or (iii) any Release or threatened Release of a Hazardous Material;

        (d) none of the Company or any of its Subsidiaries has received any written communication alleging either or both that the Company or any of its Subsidiaries may be in violation of any Environmental Law, or any Permit issued pursuant to any Environmental Law, or may have any liability under any Environmental Law;

         (e) none of the Company or any of its Subsidiaries has any current contingent liability in connection with any Release of any Hazardous Materials into the indoor or outdoor environment (whether on-site or off-site);

         (f) there are no investigations of the business, operations, or currently or previously owned, operated or leased property of the Company or any of its Subsidiaries pending or, to the Company's knowledge, threatened that could lead to the imposition of any liability pursuant to any Environmental Law;

         (g) there is not located at any of the properties owned, leased or operated by the Company or any of its Subsidiaries any (i) underground storage tanks, (ii) asbestos-containing material or (iii) equipment containing polychlorinated biphenyls; and

         (h) the Company has provided to the Purchaser all environmentally related audits, studies, reports, analyses and results of investigations, if any, that have been performed with respect to the currently or previously owned, leased or operated properties of the Company or any of its Subsidiaries.

         4.16 Financial Statements. The Company has made available to the Purchaser its audited consolidated balance sheet for the fiscal year ended December 31, 1998 and unaudited consolidated balance sheet for the four-month period ended as at April 30, 1999, and the related statements of income, changes in stockholders' equity and cash flows for the fiscal periods then ended (collectively, the "Financial Statements"). The Financial Statements are complete and accurate, have been prepared from the books and records of the Company and fairly reflect in all material respects the consolidated financial position and results of operations, shareholders' equity and cash flows of the Company and its Subsidiaries as at the dates and for the periods reflected thereon in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as noted therein. Except (i) as set forth in the Financial Statements, (ii) for indebtedness incurred under the Loan Documents subsequent to the date of such Financial Statements, (iii) the RSI Note, and (iv) as otherwise disclosed in this Agreement or the Schedules hereto, the Company has no material liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business subsequent to April 30, 1999. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles. The books and records of the Company accurately reflect in all material respects the transactions to which the Company or any of its Subsidiaries is a party or by which any of their properties are subject or bound, and such books and records have been properly maintained.

         4.17 Changes. Except as set forth on Schedule 4.17, since April 30, 1999, there has not been:

         (a) any change in the assets, the nature of assets, liabilities, financial condition or operating results, business, property or prospects of the Company or any of its Subsidiaries from that reflected in the Financial Statements, except for the RSI Note and changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

         (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, the nature of assets, properties, financial condition, operating results, or business, property or prospects of the Company or any of its Subsidiaries (as such business is presently conducted and as it is proposed to be conducted);

         (c) any waiver by the Company or any of its Subsidiaries of a valuable right or of a material debt owed to it outside of the ordinary course of business or that otherwise could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

         (d) any satisfaction or discharge of any Lien or payment of any obligation by the Company or any of its Subsidiaries that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

         (e) any agreement, oral or written, for the acquisition of any Person or its assets;

         (f) any change or amendment to a contract or arrangement by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound or subject that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

         (g) other than in the ordinary course of business, any material increase in any compensation arrangement or agreement with any employee of the Company or any of its Subsidiaries receiving compensation in excess of $50,000 annually;

         (h) any events or circumstances that otherwise could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

         (i)   none of the Company or any of its Subsidiaries has since
April 30, 1999 (i) declared or paid any dividends, redeemed, or authorized or made any distribution upon or with respect to any class or series of its capital stock or equity interests, (ii) incurred any indebtedness for money borrowed in excess of $10,000 other than pursuant to or permitted by the Loan Documents and other than the RSI Note, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses not exceeding $5,000, or (iv) sold, exchanged, mortgaged or pledged or otherwise disposed of any of its assets or rights for consideration in excess of $10,000 in any one transaction or series of related transactions; or

         (j)   any change in method of accounting.

         4.18 ERISA. Neither the Company nor any member of its Controlled Group maintains, contributes or is obligated to contribute to any Plan other than those listed on Schedule 4.18 hereto. Each Plan of the Company or any member of its Controlled Group is in compliance in all material respects with the applicable provisions of ERISA, the Code and any other applicable federal or state law and the rules and regulations promulgated thereunder. No such Plan had been terminated nor has any material accumulated funding deficiency (as defined in Section 412(a) of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code) nor has any funding waiver from the Internal Revenue Service been received or requested. Neither the Company nor any member of its Controlled Group has failed to make any contribution or pay any amount due and owing as required by Section 412 of the Code or Section 302 of ERISA or the terms of any such Plan prior to the due date under Section 412 of the Code and Section 302 of ERISA. Except as described in Schedule 4.18, there neither has been nor is there reasonably expected to occur any ERISA Event or any event requiring disclosure under Sections 4041(c)(3)(C), 4068(f), 4063(a) or 4043(b) of ERISA with respect to any Plan or trust of the Company or any member of its Controlled Group since the effective date of ERISA. Except as described in Schedule 4.18, the value of the assets of each Plan other than a Multiemployer Plan of the Company or any member of its Controlled Group equaled or exceeded the present value of the accumulated plan benefit obligations of each such Plan as of the most recent valuation date using Plan actuarial assumptions at such date. There are no pending or threatened claims or lawsuits, or actions (other than routine claims for benefits in the ordinary course of business) asserted or instituted against (i) the assets of any Plan or trust or against any fiduciary of a Plan with respect to the operation of such Plan or (ii) the agent of any employee welfare benefit plan within the meaning of Section 3(l) of ERISA or against any fiduciary thereof with respect to the operation of any such Plan which, if adversely determined, could have a Material Adverse Effect. Neither the Company nor any member of its Controlled Group has engaged in any prohibited transactions, within the meaning of Section 406 of ERISA or Section 4975 of the Code, in connection with any Plan. Neither the Company nor any member of its Controlled Group (i) has incurred or reasonably expects to incur (a) any liability under Title IV of ERISA (other than premiums due under Section 4007 of ERISA) to the PBGC or (b) any withdrawal liability (and no event has occurred which, with the giving of notice, could result in such liability) under Section 4201 of ERISA as a result of a complete or partial withdrawal (within the meaning of Sections 4203 or 4205 of ERISA) from a Multiemployer Plan or (c) any liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA, or (ii) has withdrawn from any Multiemployer Plan. Neither the Company nor any member of its Controlled Group nor any organization to which the Company or any member of its Controlled Group is a successor or parent corporation within the meaning of Section 4069(b) of ERISA has engaged in a transaction within the meaning of Section 4069 of ERISA. Neither the Company nor any member of its Controlled Group maintains or has established any welfare benefit plan within the meaning of
Section 3(l) of ERISA that provides for continuing benefits or coverage for any participant or any beneficiary of any participant after such participant's termination of employment except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985 as amended ("COBRA"), and the regulations thereunder, and at the expense of the participant or the beneficiary of the participant. The Company and each member of its Controlled Group that maintains a welfare benefit plan with the meaning of Section 3(l) of ERISA have complied with the notice and continuation requirements of COBRA and the regulations thereunder. Except as set forth on Schedule 4.18, neither the Company nor any member of its Controlled Group maintains, contributes or is obligated to contribute to any "employee benefit plan" as defined in
Section 3(3) of ERISA that is an unfunded deferred compensation plan. The cash surrender value of insurance carried by the Company or any member of its Controlled Group to fund obligations under each unfunded deferred compensation plan listed on Schedule 4.18 equals or exceeds the present value of the unfunded obligations under such Plans as of the date hereof, except as set forth on Schedule 4.18.

         4.19 Taxes. Except as set forth on Schedule 4.19 and except where the failure of the following to be true and correct could reasonably be expected to have a Material Adverse Effect, all federal, state, local and foreign tax returns, reports and statements required to be filed by the Company or any of its Subsidiaries have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed and all such returns, reports and statements were true, complete and correct in all material respects. Except as set forth on Schedule 4.19 and except where the failure of the following to be true and correct could reasonably be expected to have a Material Adverse Effect, all taxes, charges and other impositions due and payable by the Company or any of its Subsidiaries have been paid except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books and records of the Company or such Subsidiary in accordance with generally accepted accounting principles consistently applied, and where such non-payment would not have a Material Adverse Effect. Except as set forth on
Schedule 4.19 and except where the failure of the following to be true and correct could reasonably be expected to have a Material Adverse Effect, the provision for taxes of each of the Company and its Subsidiaries as shown in the Financial Statements is sufficient for all taxes, charges and other impositions of any nature due or accrued as of the date hereof, whether or not assessed or disputed. Except as set forth on Schedule 4.19 and except where the failure of the following to be true and correct could reasonably be expected to have a Material Adverse Effect, proper and accurate amounts have been withheld by each of the Company and its Subsidiaries from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective governmental agencies. Except as set forth on Schedule 4.19, except for any audits, inquiries or investigations, the subject matter of which has been resolved prior to the date hereof with appropriate releases of Liens, if any, or by the receipt of appropriate "closing" or "settlement" letters and except where the failure of the following to be true and correct could reasonably be expected to have a Material Adverse Effect, with regard to the income tax returns of the Company and its Subsidiaries, the Company has not received notice of any audit, any request for information, any notice of an intent to review or of any proposed deficiencies from any governmental authority, and no controversy with respect to taxes of any type is pending or, to the knowledge of the Company, threatened. Except as set forth in Schedule 4.19, except for routine filing extensions granted as a matter of right under applicable law, none of the Company or any of its Subsidiaries has executed or filed with the Internal Revenue Service or any other governmental authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any taxes, charges or other impositions. None of the Company or any of its Subsidiaries has agreed or has been requested to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise. None of the Company or any of its Subsidiaries has any obligation under any written tax-sharing agreement. None of the Company or any of its Subsidiaries has elected, pursuant to the Code, to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code.

         4.20 Insurance. All policies of insurance of any kind or nature covering the Company and its Subsidiaries and any of their respective employees, properties or assets, including, without limitation, policies of life, disability, fire, theft, workers compensation, employee fidelity and other casualty and liability insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by companies or partnerships of the size and character of the Company and its Subsidiaries. To the Company's knowledge, none of the Company or any of its Subsidiaries is in default of any policies of insurance. None of the Company or any of its Subsidiaries has been refused insurance or had any policy of insurance terminated (other than at its request).

         4.21 Minute Books. The minute books of the Company and each of its Subsidiaries contain a complete summary of all material actions by their respective directors and stockholders since the date of their respective incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

         4.22 Labor Agreements and Actions. Neither the Company nor any of its Subsidiaries is bound by or subject to (and none of their respective assets or properties are bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company or its Subsidiaries. There is no strike or other material labor dispute involving the Company or any of its Subsidiaries pending, or to the knowledge of the Company, threatened, nor is the Company aware of any labor organization activity involving employees of the Company or any of its Subsidiaries. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company or any of its Subsidiaries, nor does the Company or any of its Subsidiaries have a present intention to terminate the employment of any of the foregoing.

         4.23 Brokers' Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finder's fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by the Company.

         4.24 Not an Investment Company. The Company is not an Investment Company within the meaning of the Investment Company Act of 1940, as amended.

         4.25 Use of Proceeds. The proceeds from the sale of Series D Stock pursuant hereto will be used by the Company for payment of debt, acquisitions, capital expenditures, working capital (e.g., to pay operating expenses), repurchase of 108,813 shares of Series B Preferred Stock held by a former executive of the Company if and when he exercises a put of those shares, and otherwise in accordance with the budgets and guidelines determined by the board of directors of the Company, and subject to Super-Majority Approval where required pursuant to the Stockholders' Agreement.

         4.26 Y2K Compliance. Any reprogramming or other corrective modifications required to permit the proper functioning in and following the year 2000 of the Company's and each of its Subsidiaries' computer systems have been or will be completed prior to the year 2000, except for any such reprogramming or corrective modifications for which the failure to complete them would not have a Material Adverse Effect. Any amount by which the costs to the Company and its Subsidiaries of such reprogramming, modifications and testing and of the reasonably foreseeable consequences of year 2000 to the Company and its Subsidiaries (including, without limitation, reprogramming errors and the failure of systems or equipment of others) may exceed amounts which have been budgeted for such items will not have a Material Adverse Effect.

SECTION 5      Representations, Warranties and Covenants of the Purchaser

         The Purchaser hereby represents and warrants to and agrees with the Company, as follows:

         5.1   Accredited Investor; Experience; Risk.

         (a) The Purchaser is an "accredited investor" within the definition of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), because the Purchaser is either (i) an individual with a net worth in excess of $1,000,000, or (ii) a director or executive officer of the Company, or (iii) a corporation or partnership with assets in excess of $5,000,000 and not formed for the purpose of this investment, or (iv) an entity in which all of the equity owners are accredited investors. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Shares pursuant to this Agreement and recognizes that it must bear the economic risk of its investment in the Shares for an indefinite period of time.

         (b) The Purchaser, or representative thereof, has been afforded the opportunity to ask questions of and to receive answers from the Company's representatives concerning the Company and to obtain any other relevant information the Purchaser, or representative thereof, deemed necessary to make an informed investment decision. The Purchaser acknowledges that the Company has furnished to the undersigned all reasonably available information concerning the business and affairs of the Company that the undersigned had requested.

         (c) The Purchaser (i) can bear the risk of and afford to sustain a complete loss of the entire amount of the investment in the Shares, (ii) cannot be deemed to be an "underwriter" as that term is defined in Section 2(a)(11) promulgated under the Securities Act, (iii) has no need for liquidity in the investment in the Shares, (iv) has not made an overall disproportionate commitment to investments which are not readily marketable, and the investment in the Shares hereby will not cause such overall commitment to become disproportionate; and (v) understands that there is no market for the Shares or the Common Stock issuable upon conversion thereof, and none is expected to develop.

         5.2 Investment. The Purchaser is acquiring the Shares for investment purposes only, for its own account and not as a nominee or agent for any other Person, and not with a view to, or for resale in connection with, any distribution thereof in violation of applicable law. The Purchaser understands that neither the Shares nor the Common Stock issuable upon conversion thereof has been registered under the Securities Act or applicable state securities laws and that, accordingly, neither the Shares nor the shares of Common Stock issuable upon conversion thereof will be transferable except upon satisfaction of the registration and prospectus delivery requirements of such laws or pursuant to an available exemption therefrom.

         5.3 Legends; Opinion Requirement. The Purchaser hereby agrees with the Company as follows:

         (a) The certificate evidencing the Shares and the shares of Common Stock issuable upon conversion thereof, and each certificate issued in transfer thereof, will bear the following legend and any applicable legend required by the Stockholders' Agreement:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT SUCH REGISTRATION, EXCEPT UPON DELIVERY TO THE COMPANY OF SUCH EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER."

         (b) If the Purchaser desires to sell or otherwise dispose of all or any part of the Shares or shares of Common Stock issuable upon conversion thereof owned by it under an exemption from registration under the Securities Act, and if requested by the Company, the Purchaser shall deliver to the Company an opinion of counsel, which may be counsel for the Company, that such exemption is available.

         5.4 Authorization. The Purchaser represents that it has all requisite power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party. Assuming the due authorization, execution and delivery of the Transaction Documents by each other party thereto, each Transaction Document to which the Purchaser is a party constitutes a valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that rights to indemnification and contribution under this Agreement and the Stockholders' Agreement may be limited by federal or state securities laws or public policy relating thereto.

         5.5 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Purchaser is required in connection with the valid execution and delivery by the Purchaser of the Transaction Documents to which it is a party, or the consummation by the Purchaser of the transactions contemplated by the Transaction Documents to which it is a party, except for such filings as have been made prior to the Closing.

         5.6 Brokers' Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finder's fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by the Purchaser.

         5.7 Beneficial Ownership. Immediately prior to the Closing, the RSI Beneficial Holders Beneficially Own (i) 2,000 shares of Class A Common Stock, and (ii) 7,603,195 shares of Series C Preferred Stock.


SECTION 6    Covenants

         6.1 Publicity. Neither the Purchaser nor the Company shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party, which approval will not be unreasonably withheld or delayed, unless disclosure is otherwise required by applicable law or order by any governmental entity, provided that, to the extent required by applicable law, the party intending to make such release shall use its best efforts consistent with such applicable law to consult with the other party hereto with respect to the text thereof.

         6.2 Confidentiality. Each party hereto shall, and shall use its respective best efforts to cause their representatives to, keep confidential all information furnished by the other party hereto in connection with the transactions contemplated hereby, and shall not directly or indirectly use such information for any purpose other than for evaluating an investment in the Shares. The obligation to keep such information confidential shall not apply to (i) any information which was then generally known to the public or was disclosed to such party by a third party not bound by an obligation of confidentiality, (ii) disclosures made as required by applicable law or orders by any governmental entity, (iii) any information approved in writing by the party providing such information for release by the receiving party, or (iv) information independently developed by or on behalf of the receiving party without the use of or reference to the disclosing party's confidential information.

         6.3 Register of Securities. The Company or its duly appointed agent shall maintain a separate register for the shares of the Company's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, Class A Common Stock and Class B Common Stock, in which it shall register the issue and sale of all such capital stock. All transfers of such securities shall be recorded on the register maintained by the Company or its agent, and the Company shall be entitled to regard the registered holder of such securities as the actual holder of the securities so registered until the Company or its agent is required to record a transfer of such securities on its register. Subject to
Section 5.4, the Company or its agent shall be required to record any such transfer when it receives such security to be transferred duly and properly endorsed by the registered holder thereof or by its attorney duly authorized in writing.

         6.4 Removal of Legend. Any legend endorsed on a certificate pursuant to Section 5.4 and any stop transfer instructions and record notations with respect thereto shall be removed and the Company shall issue a certificate without such legend to the holder thereof at such time as (i) the Company (A) has filed an appropriate registration statement with respect to the sale of such securities with the Securities and Exchange Commission (the "SEC") under the Securities Act, such registration statement has been deemed effective by the SEC under the Securities Act and such securities shall have been disposed of in accordance with such registration statement and (B) the Company has filed all requisite filings with all pertinent states' blue sky regulatory commissions or such filings are deemed unnecessary, or determined that such filings are not required, (ii) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) promulgated under the Securities Act, or (iii) such securities are otherwise sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions with respect to such securities are removed upon the consummation of such sale and the seller of such securities provides the Company an opinion of counsel (which may be counsel for the Company), which shall be in form and content reasonably satisfactory to the Company, to the effect that such securities in the hands of the purchaser thereof are freely transferable without restriction or registration under the Securities Act in any public or private transaction.

         6.5   Additional Agreements.

         (a) Rule 144. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company will timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, to the extent required from time to time to enable the Purchaser to sell the Shares and the shares of Common Stock into which the Shares may be converted without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of the Purchaser, the Company will deliver a written statement as to whether it has complied with such requirements.

         (b) Rule 144A Information. The Company will, as promptly as practicable after, but in any event within thirty (30) days after, a written request from the Purchaser provide the information required in Rule 144A(d)(4) under the Securities Act to the Purchaser and any Person designated by the Purchaser to the Company as a prospective buyer in a transaction pursuant to Rule 144A.

SECTION 7      Conditions to Closing of the Purchaser

         The obligation of the Purchaser to consummate the transaction contemplated by this Agreement at the Closing is, at the option of the Purchaser, subject to the fulfillment on or prior to the Closing Date of the following conditions:

         7.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of such date.

         7.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all respects.

         7.3 Opinion of Company's Counsel. The Purchaser shall have received from each of Morrison Cohen Singer & Weinstein, LLP, counsel to the Company, and Robison, Belaustegui, Robb & Sharp, counsel to the Company with respect to matters of Nevada law, an opinion addressed to the Purchaser, reasonably satisfactory to the Purchaser, dated the Closing Date, and covering the matters which have been covered in prior issuances by the Company of its Series B Preferred Stock, substantially in the forms set forth in Exhibit H and Exhibit I annexed, respectively.

         7.4 No Material Adverse Effect. Since April 30, 1999, there shall not have occurred any events or circumstances that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         7.5 Amended and Restated Articles and Certificates of Designation. The Amended and Restated Articles, the Series A Certificate of Designation, the Series B Certificate of Designation, the Series C Certificate of Designation, the Series D Certificate of Designation, and the Series E Certificate of Designation, each shall be in full force and effect as of the Closing under the laws of the State of Nevada and shall not have been further amended or modified.

         7.6 Stockholders Agreement. The Stockholders Agreement shall have been executed by those parties other than the Purchaser who are necessary (after giving effect to the execution of the Stockholders Agreement by the Purchaser) to make the Stockholders Agreement effective to amend the Fourth Amended and Restated Stockholders' Agreement of the Company dated as of January 8, 1999 pursuant to the terms thereof.

         7.7 Senior Credit Facility. The Company shall have received a commitment from Paribas to increase its senior credit facility to $147,875,000, in form satisfactory to Purchaser and shall have received from Paribas a consent to the transactions contemplated by this Agreement.

         7.8 State Securities Laws. All registrations, qualifications and Permits required under applicable state securities blue sky laws, if any, shall have been obtained for the lawful execution, delivery and performance of this Agreement.

         7.9 Certificates. The Purchaser shall have received a certificate of the President or a Vice President of the Company to the effect set forth in Sections 7.1, 7.2 and 7.4.

         7.10 Hart-Scott-Rodino. The Company and the Purchaser shall have made a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and either (a) the waiting period applicable to such filing shall have expired or (b) the Company and the Purchaser shall have received a notice of early termination of the waiting period with respect to such filing without any requests for additional information.

SECTION 8    Conditions to Closing of the Company

         The Company's obligation to consummate the transaction contemplated by this Agreement is, at the option of the Company, subject to the fulfillment of the following conditions:

         8.1 Representations. The representations and warranties made by the Purchaser in Section 5 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of such date.

         8.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchaser on or prior to the Closing
Date shall have been performed or complied with in all respects.

         8.3 Stockholders' Agreement. The Stockholders' Agreement shall have been executed by the Purchaser, Interoffice Superholdings LLC and Reckson Office Centers LLC and Arnold Widder.

         8.4 Hart-Scott-Rodino. The Company and the Purchaser shall have made a filing under the HSR Act and either (a) the waiting period applicable to such filing shall have expired or (b) the Company and the Purchaser shall have received a notice of early termination of the waiting period with respect to such filing without any requests for additional information.

SECTION 9    Miscellaneous

         9.1 Amendment; Waiver. Neither this Agreement nor any provision hereof may be amended, modified, supplemented or waived, except by a written instrument executed by the Company and the Purchaser.

         9.2 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered in person, transmitted by telecopier or sent by registered or certified mail postage pre-paid (return receipt requested) or recognized overnight delivery service, postage pre-paid, addressed as follows, or to such other address has such party may notify to the other parties in writing in accordance with the provisions of this Section 9.2:

         (a)   if to the Company:

                      VANTAS Incorporated
                      90 Park Avenue
                      Suite 3100
                      New York, New York  10016
                      Attn:   David W. Beale
                              President and Chief Executive Officer
                      Facsimile No.:  (212) 907-6444

               with a copy to:

                      Morrison Cohen Singer & Weinstein, LLP
                      750 Lexington Avenue
                      New York, New York  10022
                      Attn:   Lawrence B. Rodman, Esq.
                      Facsimile No.:  (212) 735-8708

         (b)   if to the Purchaser:

                      RSI I/O Holdings, Inc.
                      225 Broadhollow Road
                      Melville, NY  11747-0983
                      Attn:   Jason M. Barnett, Esq.
                              Stephen M. Rathkopf, Esq.
                      Facsimile No.: (516) 622-7688

               with a copy to:

                      Herrick, Feinstein, LLP
                      Two Park Avenue
                      New York, New York 10016
                      Attn:   Irwin Kishner, Esq.
                              David Lubin, Esq.
                      Facsimile No:  (212) 889-7577

A notice or communication will be effective (i) if delivered in person or by overnight courier, on the business day it is delivered, (ii) if transmitted by telecopier, on the business day of actual confirmed receipt by the addressee thereof, and (iii) if sent by registered or certified mail, three (3) business days after dispatch.

         9.3 Survival of Representations and Warranties. (a) All representations and warranties made by the Company in, pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of the Purchaser, and consummation of the transactions contemplated hereby until the earlier of (a) 2 years from the date of the Closing, or (b) the consummation of an Initial Public Offering (as such term is defined in the Stockholders' Agreement), other than as to (i) representations and warranties as set forth in Sections 4.2 and 4.4, which representations and warranties shall survive until the consummation of an Initial Public Offering, and (ii) representations and warranties as set forth in Sections 4.15, 4.18, and 4.19, which representations and warranties shall survive until the earlier of (x) the expiration of the applicable statute of limitations and any extensions or waivers thereof (it being understood and agreed that the Company shall be under no obligation to grant any such extensions or waivers), or (y) the consummation of an Initial Public Offering.

         (b) All representations and warranties made by the Purchaser in, pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of the Company, and the consummation of the transactions contemplated hereby until the earlier of (a) 2 years from the date of the Closing, or (b) an IPO, other than as to representations and warranties as set forth in Sections 5.1, 5.2, 5.3 and 5.4, which representations and warranties shall survive until the consummation of an Initial Public Offering.

         9.4 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. All actions and proceedings arising out of, or relating to, this Agreement shall be heard and determined in any state or federal court sitting in New York, New York. The undersigned, by execution and delivery of this Agreement, expressly and irrevocably (i) consent and submit to the personal jurisdiction of any such courts in any such action or proceeding; (ii) consent to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to such party as set forth in Section 9.2 above and (iii) waive any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis. EACH OF THE UNDERSIGNED HEREBY WAIVES FOR ITSELF AND ITS PERMITTED SUCCESSORS AND ASSIGNS THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED IN CONNECTION WITH THIS AGREEMENT.

         9.5 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto, including, without limitation, each transferee of all or any portion of the Shares. The Purchaser may not assign its rights or delegate its obligations under this Agreement without the prior written consent of the Company.

         9.6 Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subject matter hereof and thereof and supersede and cancel all prior representations, alleged warranties, statements, negotiations, undertakings, letters, acceptances, understandings, contracts and communications, whether verbal or written, among the parties hereto and thereto or their respective agents with respect to or in connection with the subject matter hereof.

         9.7 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY THEREIN.

         9.8 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

         9.9 Costs and Expenses. Whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto shall pay all of its own costs and expenses incurred by such party in connection with the transactions contemplated hereby.

         9.10  Indemnification.

         (a) The Company agrees to indemnify and hold harmless the Purchaser and its Affiliates, and their respective partners, officers, directors, employees, members, managers, stockholders and Affiliates (each, an "Indemnified Party"), from and against any and all actual losses, claims, damages, liabilities, costs and expenses (including, without limitation, environmental liabilities, costs and expenses and all reasonable fees, expenses and disbursements of counsel), joint or several (hereinafter collectively referred to as a "Loss," provided, however, that Losses shall be reduced by any tax benefits received by an Indemnified Party and any recovery from insurance in connection with such Losses), which may be incurred by or asserted or awarded against any Indemnified Party in connection with or in any manner arising out of or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto, arising out of or in connection with or relating to this Agreement (including, without limitation, in connection with any breach of representation or warranty of the Company made in, pursuant to or in connection with this Agreement) and the other Transaction Documents or the transactions contemplated hereby or thereby, whether or not such investigation, litigation or proceeding is brought by the Company, any of its Subsidiaries, shareholders or creditors, an Indemnified Party or any other Person, or an Indemnified Party is otherwise a party thereto and whether or not any of the transactions contemplated by this Agreement or the other Transaction Documents are consummated, except to the extent such Loss is found in a final judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

         (b) An Indemnified Party shall give written notice to the Company of any claim with respect to which it seeks indemnification within ten
(10) business days after the discovery by such parties of any matters giving arise to a claim for indemnification pursuant to Section 9.10(a); provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Company of its obligations under this Section 9.10, except to the extent that the Company is actually prejudiced by such failure to give notice. In case any such action or claim is brought against any Indemnified Party, the Company shall be entitled to participate in and, unless in the reasonable good faith judgment of legal counsel to the Indemnified Party (i) a conflict of interest between such Indemnified Party and the Company may exist in respect of such action or claim, or (ii) there are specific defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party and which could be adverse to the Indemnifying Party, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party and after notice from the Company to the Indemnified Party of its election so to assume the defense thereof, the Company shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. In any event, unless and until the Company elects in writing to assume and does so assume the defense of any such action or claim the Indemnified Party's costs and expenses arising out of the defense, settlement or compromise of any such action or claim shall be Losses subject to indemnification hereunder. If the Company elects to defend any such action or claim and is entitled to do so under the provisions hereof, then the Indemnified Party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The Company shall not be liable for any settlement of any action or claim effected without its written consent. Anything in this Section 9.10 to the contrary notwithstanding, the Company shall not, without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld), settle or compromise any claim or consent to entry of any judgment in respect thereof that imposes any future obligation on the Indemnified Party or that does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party, a release from all liability in respect of such claim.

         9.11 Limits on Liability. The Company agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company or any of its Subsidiaries, shareholders or creditors for or in connection with the transactions contemplated by this Agreement and the other Transaction Documents, except to the extent such liability is found in a final judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct or the misrepresentations of the Indemnified Party, but in no event shall an Indemnified Party be liable for punitive, exemplary or consequential damages.

         9.12 Further Assurances. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

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                               SIGNATURE PAGE TO
                     SERIES D CONVERTIBLE PREFERRED STOCK
                         SECURITIES PURCHASE AGREEMENT

                                        VANTAS INCORPORATED

                                        By:_______________________________
                                           Name:    David W. Beale
                                           Title:   President



                                        RSI I/O HOLDINGS, INC.


                                        By:_______________________________
                                           Name:
                                           Title: